                 THE UNITED ILLUMINATING COMPANY


                               and


                      THE BANK OF NEW YORK,

                             Trustee



                       -------------------



                  FIRST SUPPLEMENTAL INDENTURE


                    Dated as of April 1, 1995

                               to

                            INDENTURE


                    Dated as of April 1, 1995


                       -------------------


   9 5/8% Junior Subordinated Deferrable Interest Debentures,
                        Series A, Due 2025
   ----------------------------------------------------------

     FIRST SUPPLEMENTAL INDENTURE dated as of April 1, 1995 (this "Supplemental Indenture") between THE UNITED ILLUMINATING COMPANY, a corporation duly organized and existing under the laws of the State of Connecticut (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of April 1, 1995 between the Company and the Trustee (as such Indenture may heretofore have been amended and supplemented, the "Indenture"). Capitalized terms used and not defined herein are used as defined in the Indenture.

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of Securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as in the Indenture provided;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as its 9 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 (the "Debentures"), the form and substance thereof, and the terms, provisions and conditions thereof, to be set forth as provided in the Indenture and this Supplemental Indenture;

     WHEREAS, United Capital Funding Partnership L.P., a Delaware limited partnership (such limited partnership, or its permitted successors, the "Partnership"), desires to offer and sell its 9 5/8% Preferred Capital Securities, Series A (the "Preferred Securities"), representing limited partner interests in the Partnership ("Limited Partner Interests"), in accordance with the Action of General Partner dated April 1, 1995 pursuant to Section 10.2(a) of the Amended and Restated Agreement of Limited Partnership of the Partnership dated April 1, 1995 (as amended and supplemented by any such Action, the "Partnership Agreement");

     WHEREAS, the Partnership desires to invest the proceeds from the offer and sale of the Preferred Securities, together with the amount of capital contributions made by the Company from time to time as general partner of the Partnership in connection with the Preferred Securities, in the Debentures;

     WHEREAS, the Company has entered into a Payment and Guarantee Agreement dated as of April 1, 1995 pursuant to which, among other things, payments of dividends on, and upon redemption of, the Preferred Securities and upon liquidation of the Partnership are guaranteed to the extent set forth therein (the "Guarantee");

     WHEREAS, upon the occurrence of any Special Event (as defined in the Partnership Agreement), the Company may cause to be distributed to the holders of the Preferred Securities, on a pro rata basis, Debentures (a "Distribution Event"); and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Partnership, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                           ARTICLE ONE

         General Terms and Conditions of the Debentures
         ----------------------------------------------

     SECTION 1.01. There shall be and is hereby authorized a series of Securities designated the "9 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 the aggregate principal amount of which shall be limited to the sum of (a) $50,000,000 and
(b) the amount of capital contributions made by the Company from time to time as general partner of the Partnership in connection with the Preferred Securities, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures; provided, however, that the Debentures shall be issued to evidence loans by the Partnership of the proceeds of the issuance of the Preferred Securities plus the amount of such capital contributions. Debentures may, upon execution of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its President, or any Vice President; the Treasurer or an Assistant Treasurer, without any further action by the Company. The Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest (including Additional Interest (as defined in Section 1.04(c) hereof), if any) thereon, on April 30, 2025, and shall be issued in the form of registered Debentures without coupons.

     SECTION 1.02. Except as provided in Section 1.03 hereof, the Debentures shall be issued in certificated form. Principal of and premium, if any, and interest (including Additional Interest, if any) on the Debentures issued in certificated form will be payable, the transfer of Debentures will be registrable, and Debentures will be exchangeable for Debentures bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any of the Debentures may be made at the option of the Company by check mailed to the Holder thereof at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of the Debentures is the Partnership, the payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Debentures will be made, at such place and to such account as may be designated in writing by the Partnership.


     SECTION 1.03. (a) In connection with a Distribution Event, the Debentures to be distributed to the holders of the Preferred Securities may be presented to the Trustee by the Partnership in exchange for a Debenture in global form (a "Global Debenture") in an aggregate principal amount equal to the principal amount of such Debentures, to be registered in the name of The Depository Trust Company, New York, New York or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation (the "Depositary"), or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Partnership. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on such Debentures issued as a Global Debenture will be made to the Depositary.

     (b) Notwithstanding the provisions of Section 305 of the Indenture, the Global Debenture may be transferred, in whole but not in part, in the manner provided in Section 305 of the Indenture, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Debentures or if at any time the Depositary for the Debentures shall no longer be registered under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 1.03 shall no longer be applicable to the Debentures and the Company will execute and, subject to Section 305 of the Indenture, the Trustee will authenticate and deliver Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture, and that the provisions of this Section 1.03 shall no longer apply to the Debentures. In such event, the Company will execute and, subject to Section 305 of the Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver Debentures in definitive registered form without coupons, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture pursuant to this Section 1.03(c) shall be registered in such names and authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the persons in whose names such Debentures are so registered.


     SECTION 1.04. (a) Each Debenture will bear interest at the rate of 9 5/8% per annum from its original date of issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and any overdue principal thereof and (to the extent that payment of such interest is enforceable under applicable law) any overdue installment of interest (including Additional Interest, if any) thereon will bear interest at the same rate per annum, payable in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing on April 30, 1995, and at Maturity to the person in whose name such Debenture or any Predecessor Security thereof is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that if the Debentures are not held solely by the Partnership or by the Depositary, the Company may select a Regular Record Date for such interest installment which day shall be any day not more than 15 days preceding an Interest Payment Date; provided, however, that (i) if any Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the Holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to such Holder on such Regular Record Date by virtue of having been such Holder, and such defaulted interest may be paid by the Company, at its election, to the person in whose name such Debenture (or one or more Predecessor Securities thereof) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     (b) So long as any Preferred Securities remain outstanding, if the Partnership shall be required to pay (i) as an additional dividend on or distribution with respect to any Limited Partner Interests, any amounts for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied upon or as a result of payments in respect of any Limited Partner Interests by or on behalf of the United States, any state thereof or any other jurisdiction through which or from which such payments are made, or any authority therein or thereof having power to tax, that have been withheld or deducted from the distributions to the holders of the Limited Partner Interests or (ii) with respect to its income derived from the interest payments on the Securities of any series corresponding to Limited Partner Interests, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such series such additional interest ("Additional Interest") as may be necessary so that the net amounts received and retained by (A) the holders of the Preferred Securities after any such taxes, duties, assessments or governmental charges shall have been withheld or deducted shall result in such holders having received such funds as they would have had in the absence of such withholding or

deduction and (B) the Partnership after paying any such taxes, duties, assessments or governmental charges shall result in the Partnership having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

     SECTION 1.05. "Business Day" for purposes of the Debentures shall mean any day on which banking institutions in the City of New York, New York or the City of New Haven, Connecticut are authorized or required by law to close.

     SECTION 1.06. Notwithstanding the provisions of Section 101 and Article Fifteen of the Indenture, the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness.


                             ARTICLE TWO

   Mandatory Prepayment and Optional Redemption of the Debentures
   --------------------------------------------------------------

     SECTION 2.01. If the Partnership redeems Preferred Securities in accordance with the terms thereof, the Company shall redeem Debentures in a principal amount equal to the aggregate liquidation preference of the Preferred Securities so redeemed, at a redemption price equal to 100% of such principal amount of Debentures so redeemed, together with all accrued and unpaid interest (including Additional Interest, if any) thereon. If less than all of the Debentures are to be redeemed pursuant to this Section 2.01, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date the Preferred Securities are so redeemed or at such earlier time as the Company and the Partnership shall agree.

     SECTION 2.02. Subject to the terms of Article Four of the Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after April 30, 2000, at a redemption price equal to 100% of the principal amount thereof to be redeemed plus any accrued and unpaid interest (including Additional Interest, if any) thereon to the date of such redemption. Any redemption pursuant to this Section
2.01 will be made upon not less than 30 nor more than 60 days' notice. If less than all of the Debentures are to be redeemed pursuant to this Section 2.02, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, however, that if at the time of redemption the Debentures are in the form of a Global Debenture, the Depositary shall determine by lot the principal amount of such Debentures held by each Holder of Debentures to be redeemed; provided further, however, that any Debentures owned by the Partnership shall not be selected at any time after a Distribution Event for any such partial redemption.

     SECTION 2.03. The Company may not redeem (or otherwise purchase) less than all of the Debentures if as a result of such partial redemption (or purchase) the Debentures would be delisted from any national securities exchange on which they are then listed, and in such case if the Company elects to redeem (or otherwise purchase) any of the


Debentures, the Company shall redeem (or otherwise purchase) all of them. No notice of redemption with respect to the Debentures may state that such redemption shall be conditional upon the receipt of monies sufficient to pay the principal thereof or premium, if any, or interest (including Additional Interest, if any) thereon, as contemplated by the last paragraph of Section 404 of the Indenture.


                          ARTICLE THREE

              Extension of Interest Payment Period
              ------------------------------------

     SECTION 3.01. The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Debentures, to extend interest payment periods on all of the Debentures for a period of up to 60 consecutive months, but not beyond the Maturity thereof, and at, or at any time prior to, the end of any such extended interest payment period, the Company shall pay all interest then accrued and unpaid, including Additional Interest, if any, thereon (together with interest thereon at the rate specified therefor to the extent permitted by applicable law) in the same manner as provided for the payment of Defaulted Interest in Section 307 of the Indenture; provided, however, that during any such extended interest payment period the Company shall not, and shall not permit any Affiliate directly or indirectly controlled by the Company to, declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any capital stock of the Company or such Affiliate or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee); provided further, however, that any such extended interest payment period may only be selected with respect to the Debentures if an extended interest payment period of identical length is simultaneously selected for all Securities then Outstanding under the Indenture. Prior to the termination of any such extended interest payment period, and subject to the foregoing requirements, the Company may further extend such period, provided that such period together with all such further extensions thereof may not exceed a period of 60 consecutive months and subject to the limitations described above. Following the termination of any such extended interest payment period, if the Company has paid all accrued and unpaid interest, including any Additional Interest, if any (together with interest at the rate specified for the Debentures to the extent permitted by applicable law), required by the Debentures for such period, the Company shall have the right to again extend the interest payment periods on the Debentures for up to 60 consecutive months as provided above.

     SECTION 3.02. If the Partnership is the sole Holder of the Debentures at the time the Company extends an interest payment period thereon as provided in Section 311 of the Indenture, the Company shall give both the Partnership and the Trustee written notice of its selection of such extended interest payment period one Business Day prior to the earlier of (a) the date dividends on any Limited Partner Interests would otherwise be payable and (b) the date the Partnership is required to give notice of the record or payment date of such dividends to any national securities exchange on which any Limited Partner Interests shall be listed or to holders of any Limited Partner Interests, but in any event not less than two


Business Days prior to such record date. The Company shall cause the Partnership to give notice of the Company's selection of such extended interest payment period to the holders of the Preferred
Securities.


                          ARTICLE FOUR

                            Covenants
                            ---------

     SECTION 4.01. Upon a Distribution Event, the Company will use its best efforts to list the Debentures on the New York Stock Exchange or on such other exchange, on the same part of any such exchange, as the Preferred Securities are then listed and admitted for trading and to register the Debentures under the Exchange Act.

     SECTION 4.02. The Company shall, so long as the Preferred Securities remain outstanding, (a) maintain direct or indirect ownership of all interests in the Partnership other than Limited Partner Interests, (b) not voluntarily (to the extent permitted by law) dissolve, liquidate or wind up the Partnership, (c) remain the sole general partner of the Partnership and timely perform in all material respects all of its duties as general partner of the Partnership (including its duty to pay dividends on the Preferred Securities and its duty to pay all costs and expenses of the Partnership), (d) use reasonable efforts to cause the Partnership to remain a limited partnership and otherwise continue to be treated as a partnership for Federal income tax purposes and (e) use its best efforts to conduct the affairs and operate the Partnership in such a way that the Partnership would not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended; provided, however, that any permitted successor to the Company under the Indenture may succeed to the Company's duties as general partner of the Partnership; provided further, however, that the Company may permit the Partnership to consolidate or merge with or into another limited partnership or other permitted successor under the Partnership Agreement so long as the Company agrees to comply with this Section
4.02 with respect to such successor limited partnership or other permitted successor.

     SECTION 4.03. The holders of the Preferred Securities will have the rights provided to them under the Partnership Agreement, including the right under certain circumstances to appoint a Special Representative authorized to exercise the Partnership's right to accelerate the principal amount of the Debentures and to enforce the Partnership's other rights under the Debentures and the Indenture. In addition, the Company acknowledges and agrees that, so long as the Preferred Securities remain outstanding, its obligations under the Indenture will also be for the benefit of the holders from time to time of the Preferred Securities and such holders, or any Special Representative (as defined in the Partnership Agreement) acting on behalf of such holders, will be entitled to enforce the Indenture, as third party beneficiaries, directly against the Company (without first proceeding against the Partnership) to the same extent as if such holders held a principal amount of Securities equal to the liquidation preference of the Preferred Securities held by such holders.


     SECTION 4.04. The Company shall not, and shall not permit any Affiliate directly or indirectly controlled by the Company to, declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any capital stock of the Company or such Affiliate, or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee), if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee.


                          ARTICLE FIVE

                        Form of Debenture
                        -----------------

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                   [FORM OF FACE OF DEBENTURE]

     [If the Debentures are to be issued as a Global Debenture, insert: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Debenture is exchangeable for Securities of the same series registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary selected by the Company or such successor's nominee) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.]



                 THE UNITED ILLUMINATING COMPANY

     9 5/8% Junior Subordinated Deferrable Interest Debenture,
                        Series A, Due 2025

No. 4-l                                     CUSIP No. ___________


     THE UNITED ILLUMINATING COMPANY, a corporation duly organized and existing under the laws of the State of Connecticut (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of __________________ Dollars on April 13, 1995, and to pay interest thereon from [_____] or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, in arrears on the last day of each calendar month of each year, commencing [_____], and when the principal hereof shall have become due and payable, whether at maturity, upon call for redemption, by declaration of acceleration or otherwise ("Maturity"), at the rate of 9 5/8% per annum plus Additional Interest, if any, until the principal hereof shall have become so due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Additional Interest, if any) at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities of this series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that if the Securities of this series are not held solely by United Capital Funding Partnership L.P., a Delaware limited partnership (the "Partnership"), or by the Depositary, the Company may select a Regular Record Date for such interest installment, which shall be any day not more than 15 days preceding an Interest Payment Date; provided further, however, that (i) if this Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the registered holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and premium, if any, and interest (including Additional Interest, if any) on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the


Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on this Debenture may be made at the option of the Company by check mailed to the registered holder hereof at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the registered holder of this Debenture is the Partnership, the payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by the Partnership.

     The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as such holder's attorney-in-fact for any and all such purposes. Each holder hereof, by such holder's acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                   THE UNITED ILLUMINATING COMPANY


                                   By:
                                      ----------------------------
                                   Its:


Attest:


- ------------------------
 Secretary

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
             [FORM OF CERTIFICATE OF AUTHENTICATION]
                  CERTIFICATE OF AUTHENTICATION

Dated:                          By:
      ------------------------     -----------------------
       Authorized Signatory


     This is one of the Securities of the series of Securities referred to in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee



                 [FORM OF REVERSE OF DEBENTURE]

     This 9 5/8% Junior Subordinated Deferrable Interest Debenture, Series A, Due 2025 (herein sometimes referred to as this "Debenture") is one of a duly authorized series of Securities of the Company, specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of April 1, 1995, duly executed and delivered between the Company and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein referred to as the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of April 1, 1995 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities of this series. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. The Securities of this series are limited in aggregate principal amount as specified in said Supplemental Indenture.

     If the Partnership redeems, in whole or in part, its 9 5/8% Preferred Capital Securities, Series A (the "Preferred Securities"), the proceeds of the offer and sale of which, together with the amount of capital contributions made by the Company from time to time as general partner of the Partnership in connection with the Preferred Securities, were invested in the Securities of this series, in accordance with the terms thereof, the Company shall redeem the Securities of this series at a redemption price equal to 100% of the aggregate principal amount hereof, together with any interest (including Additional Interest, if any) accrued thereon. If less than all of the Preferred Securities are to be so redeemed, the Securities of this series will be redeemed pro rata or by lot or by any other method utilized by the Trustee. Any such redemption shall be made prior to 12:00 noon, New York time, on the date such Preferred Securities are so redeemed or at such earlier time as the Company and the Partnership shall agree.


     Subject to the terms of Article Four of the Indenture, the Company shall have the right to redeem the Securities of this series at the option of the Company, without premium or penalty, in whole or in part at any time on or after April 30, 2000, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest (including Additional Interest, if any) to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice. If less than all of the Securities of this series are to be so redeemed, the Securities of this series will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, however, that if at the time of such redemption, the Securities of this series are in the form of a Global Debenture, the Depositary shall determine by lot the principal amount thereof held by each holder of Securities of this series to be redeemed; provided further, however, that after any Debentures owned by the Partnership shall not be selected at any time after a Distribution Event for any such partial redemption.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

     If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of such Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Securities; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or the amount of any installment of interest thereon, without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage in principal amount of Securities that is required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby or (iii) modify the subordination provisions contained in the Indenture. Notwithstanding the foregoing, so long as any Preferred Securities remain outstanding, the Partnership may not consent to a supplemental indenture thereunder without the prior consent of the holders of at least 66% in aggregate liquidation preference of the outstanding Preferred Securities affected, considered as one class, or, in the case of any of the changes described in clauses (i) through (iii) above, 100% in aggregate liquidation preference of the outstanding Preferred Securities affected, considered as one class.


     The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any of the Securities of such series, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Security of the same series issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture. Notwithstanding anything to the contrary in the Indenture, so long as the Partnership holds the Securities of this series, the Partnership may not waive any past default without the consent of the holders of at least 66% in aggregate liquidation preference of the Preferred Securities affected.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Additional Interest, if any) on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Securities of any series, to extend interest payment periods on all of the Securities of this series for a period of up to 60 consecutive months, but not beyond the Maturity thereof, and at, or at any time prior to, the end of any such extended interest payment period, the Company shall pay all interest then accrued and unpaid, including Additional Interest, if any, thereon (together with interest thereon at the rate specified therefor to the extent permitted by applicable law) in the same manner as provided for the payment of Defaulted Interest in Section 307 of the Indenture; provided, however, that during any such extended interest payment period the Company shall not, and shall not permit any Affiliate directly or indirectly controlled by the Company to, declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any capital stock of the Company or such Affiliate or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee); provided further, however, that any such extended interest payment period may only be selected with respect to the Securities of this series if an extended interest payment period of identical length is simultaneously selected for all Securities then Outstanding under the Indenture. Prior to the termination of any such extended interest payment period, and subject to the foregoing requirements, the Company may further extend such period, provided that such period together with all such further extensions thereof may not exceed a period of 60 consecutive months and subject to the limitations described above. Following the termination of any such extended interest payment period, if the Company has paid all accrued and unpaid interest, including any Additional Interest, if any (together with interest at the rate specified for the Securities of this series to the extent permitted by applicable

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
law), required by the Securities for such period, the Company shall have the right to again extend the interest payment periods on the Securities of this series for up to 60 consecutive months as provided above.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the provisions of the Indenture) interest (including Additional Interest, if any) due hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the premium, if any, or the interest (including Additional Interest, if any) on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                           ARTICLE SIX

                   Events of Default; Remedies
                   ---------------------------

     SECTION 6.01. Whenever used with respect to the Debentures, "Event of Default" shall include, in addition to the events specified in paragraphs (a) through (e) of Section 801 of the Indenture, the following events:

     (a) failure to pay Additional Interest on any Debenture within fifteen (15) days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture or otherwise and whether or not the Company has extended an interest payment period with respect to the Debentures as provided in Section 311 of the Indenture); or

     (b) so long as any Limited Partner Interests remain outstanding, the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Partnership a bankrupt or insolvent, or approving as properly filed a petition by on or more Persons other than the Partnership seeking reorganization, arrangement, adjustment or composition of or in respect of the Partnership under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Partnership or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

     (c) so long as Limited Partner Interests remain outstanding, the commencement by the Partnership of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Partnership to the entry of a decree or order for relief in respect of it in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Partnership of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Partnership to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Partnership or of any substantial part of its property, or the making by the Partnership of an assignment for the benefit of creditors, or the admission by the Partnership in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the general partner of the Partnership.

     SECTION 6.02. So long as any Limited Partner Interests are outstanding, the Trustee shall be entitled and empowered, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other

judicial proceeding relative to the Partnership or its property, to make such filings, prove such claims and collect and receive such property in any such judicial proceeding to the same extent and in the same manner as provided in Section 804 of the Indenture with respect to any such judicial proceeding relative to the Company or its property; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding relative to the Partnership or its property is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 907 of the Indenture.

                          ARTICLE SEVEN

                          Other Matters
                          -------------

     SECTION 7.01. (a) The Company designates its principal office in New Haven, Connecticut as an office at which (i) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Debentures shall be payable, (ii) registration of transfers and exchanges of the Debentures may be effected and (iii) notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served.

     (b) The Company designates the office of The Bank of New York in New York, New York as an office or agency of the Company at which (i) registration of transfers and exchanges of the Debentures may be effected and (ii) notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served.

     (c) The Company designates (i) each of (A) its principal office in New Haven, Connecticut and (B) the office of The Bank of New York in New York, New York as an office or agency in which a register with respect to the Debentures shall be maintained and
(ii) itself as the Security Registrar with respect to the Debentures; provided, however, that upon a Distribution Event, automatically and without any further action, The Bank of New York and not the Company shall be the Security Registrar.

     (d) The Company reserves the right to change, by one or more supplemental indentures, any such designation made pursuant to this
Section 7.01.

     SECTION 7.02. The proper officers of the Company may execute, with the Paying Agent and any Authenticating Agent for the Debentures, one or more Letters of Representations to the Depositary and any supplements or amendments thereto necessary or desirable to make the Debentures eligible for deposit at the Depositary; provided, however, that the Company reserves the right to terminate any such Letter of Representations by one or more Officer's Certificates; provided further, however, that the Company reserves the right to enter into similar agreements with any other depositary with respect to the Debentures by one or more Officer's Certificates.

     SECTION 7.03. Notwithstanding Section 813 of the Indenture, so long as the Partnership holds the Debentures, the Partnership may not waive any past default without

the consent, obtained as provided in the Partnership Agreement, of the holders of at least 66% in aggregate liquidation preference of the Preferred Securities affected.

     SECTION 7.04. Notwithstanding Section 1202 of the Indenture, so long as any Limited Partner Interests remain outstanding, the Partnership may not consent to a supplemental indenture thereunder without the prior consent, obtained as provided in the Partnership Agreement, of the holders of at least 66% in aggregate liquidation preference of the outstanding Limited Partner Interests affected, considered as one class, or, in the case of any of the changes described in clauses (a) through (e) of Section 1202 of the Indenture, 100% in aggregate liquidation preference of the outstanding Limited Partner Interests affected, considered as one class.

     SECTION 7.05. Notwithstanding Section 910 of the Indenture, so long as any Limited Partner Interests remain outstanding, the Partnership shall not enter into any act to remove the Trustee without the consent of the holders of at least 66% in aggregate liquidation preference of the outstanding Limited Partner Interests affected, considered as one class.

     SECTION 7.06. So long as the Partnership holds the Debentures, any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by the Indenture to be made, given or taken by Holders of the Debentures may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by a Special Representative or, alternatively, may be embodied in and evidenced by the record of Special Representatives voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of such Holders duly called and held in accordance with the provisions of Article Thirteen of the Indenture, or a combination of such instruments and any such record.


                          ARTICLE EIGHT

                    Miscellaneous Provisions
                    ------------------------

     SECTION 8.01. Except as otherwise expressly provided in this Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 8.02. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 8.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.


     SECTION 8.04. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                 THE UNITED ILLUMINATING COMPANY


                                 By: /s/ Kurt Mohlman
                                     ---------------------------
                                      Name:  Kurt Mohlman
                                     Title:  Treasurer and
                                             Secretary
[SEAL]

ATTEST:

/s/ Charles J. Pepe
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 Name:  Charles J. Pepe
Title:  Assistant Treasurer
        and Assistant Secretary

                                THE BANK OF NEW YORK, as Trustee


                                By: /s/ Robert F. McIntyre
                                    -----------------------------
                                  Name:  Robert F. McIntyre
                                 Title:  Assistant Vice President
[SEAL]

ATTEST:

/s/ Paul J. Schmalzel
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Name:  Paul J. Schmalzel
Title: Assistant Treasurer

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